EX-99.77M - MERGERS

The Goldman Sachs Tollkeeper Fund, a series of the Goldman Sachs Trust ("GST"), acquired the assets and liabilities of the AXA Enterprise Multimanager Technology Fund, a separate series of the AXA Enterprise Multimanager Funds Trust ("AXA").
With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, and Statement of Additional Information dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials"). The following is provided in response to questions not addressed in the Proxy Soliciting Materials: (a) The Reorganization with respect to the AXA Enterprise Multimanager Technology Fund was completed on June 25, 2007, as of the close of business on June 22, 2007.
(b) An Agreement and Plan of Reorganization was approved by the shareholders of the AXA Enterprise Multimanager Technology Fund at a Special Meeting of Shareholders of the Fund held on June 7, 2007. The Fund's Board of Trustees approved the Agreement and Plan of Reorganization at a meeting held on December 28, 2006.
The Goldman Sachs Equity Growth Strategy Portfolio, a series of the Goldman Sachs Trust ("GST"), acquired the assets and liabilities of the AXA Enterprise Aggressive Allocation Fund, a series of the AXA Enterprise Multimanager Funds Trust. With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, and Statement of Additional Information dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials"). The following is provided in response to questions not addressed in the Proxy Soliciting Materials: (a) The Reorganization with respect to the AXA Enterprise Aggressive Allocation Fund was completed on June 25, 2007, as of the close of business on June 22, 2007.
(b) An Agreement and Plan of Reorganization was approved by shareholders of the AXA Enterprise Aggressive Allocation Fund at a Special Meeting of Shareholders of the Fund held on May 9, 2007. The Fund's Board of Trustees approved the Agreement and Plan of Reorganization at a meeting held on December 28, 2006.
The Goldman Sachs Balanced Strategy Portfolio of GST acquired the assets and liabilities of the AXA Enterprise Conservative Allocation Fund, a series of the AXA Enterprise Multimanager Funds Trust. With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, and Statement of Additional Information dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials"). The following is provided in response to questions not addressed in the Proxy Soliciting
Materials: (a) The Reorganization with respect to the AXA Enterprise Conservative Allocation Fund was completed on June 25, 2007, as of the close of business on June 22, 2007.
(b) An Agreement and Plan of Reorganization was approved by shareholders of the AXA Enterprise Conservative Allocation Fund at a Special Meeting of Shareholders of the Fund held on May 9, 2007. The Fund's Board of Trustees approved the Agreement and Plan of Reorganization at a meeting held on December 28, 2006.
The Goldman Sachs Growth and Income Strategy Portfolio of GST acquired the assets and liabilities of the AXA Enterprise Moderate Allocation Fund, a series of the AXA Enterprise Multimanager Funds Trust. With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials"). The following is provided in response to questions not addressed in the Proxy Soliciting
Materials: (a) The Reorganization with respect to the AXA Enterprise Moderate Allocation Fund was completed on June 25, 2007, as of the close of business on June 22, 2007.
(b) An Agreement and Plan of Reorganization was approved by shareholders of the AXA Enterprise Moderate Allocation Fund at a Special Meeting of Shareholders of the Fund held on May 9, 2007. The Fund's Board of Trustees approved the Agreement and Plan of Reorganization at a meeting held on December 28, 2006.
The Goldman Sachs Growth Strategy Portfolio of GST acquired the assets and liabilities of the and the AXA Enterprise Moderate-Plus Allocation Fund, a series of the AXA Enterprise Multimanager Funds Trust. With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials"). The following is provided in response to questions not addressed in the Proxy Soliciting
Materials: (a) The Reorganization with respect to the AXA Enterprise Moderate-Plus Allocation Fund was completed on June 25, 2007, as of the close of business on June 22, 2007.
(b) An Agreement and Plan of Reorganization was approved by shareholders of the AXA Enterprise Moderate-Plus Allocation Fund at a Special Meeting of Shareholders of the Fund held on May 9, 2007. The Fund's Board of Trustees approved the Agreement and Plan of Reorganization at a meeting held on December 28, 2006.
At a meeting held on November 9, 2006, the Board of Trustees of the Goldman Sachs Trust ("GST") approved an Agreement and Plan of Reorganization (the "Agreement") providing for the tax-free acquisition of the AXA Enterprise Money Market Fund, a separate series of the AXA Enterprise Funds Trust, by the Goldman Sachs Institutional Liquid Assets Prime Obligations Portfolio of GST. The acquisition was completed on June 25, 2007 as of the close of business June 22, 2007. Pursuant to the Agreement, the assets and liabilities of the AXA Enterprise Money Market Fund ("Acquired Fund") Class B, Class C, Class A and Class Y were transferred into Prime Obligations ("Survivor Fund") Class B, Class C and Service Class, respectively, in a tax-free exchange.

With regard to this Merger, GST incorporates herein by reference the Form N-14, as filed electronically with the SEC on January 24, 2007 (Accession No. 0000950123-07-000723.